Exhibit 99.1

For Immediate Release

Contact:

Kevin J. Welch

MeriStar Hospitality

(301) 581-5926

MeriStar Hospitality Sets Date for Special Stockholders Meeting

BETHESDA, Md., March 22, 2006—MeriStar Hospitality Corporation (NYSE: MHX) announced today that it had scheduled a special meeting of its stockholders to approve the merger of MeriStar with and into Alcor Acquisition LLC and the other transactions contemplated by the Agreement and Plan of Merger, dated as of February 20, 2006, by and among MeriStar, MeriStar Hospitality Operating Partnership, L.P. and affiliates of The Blackstone Group. The special meeting will be held on Thursday, April 27, 2006 at 10 a.m. local time at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia.

Stockholders of record on the close of business on March 17, 2006, the record date for the special meeting, will be entitled to vote at the meeting. Completion of the merger remains subject to MeriStar stockholder approval and other customary closing conditions. Upon completion of the mergers, each outstanding share of common stock of MeriStar and each unit of limited partnership interest in MeriStar Hospitality Operating Partnership, L.P. will be converted into the right to receive $10.45 in cash, without interest, less any required withholding taxes.

About MeriStar Hospitality Corporation

Bethesda, Maryland-based MeriStar Hospitality Corporation owns 47 principally upper-upscale, full-service hotels in major markets and resort locations with 14,404 rooms in 19 states and the District of Columbia. MeriStar owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Ritz-Carlton, Westin, Doubletree and Radisson. For more information about MeriStar, visit the company’s website: www.meristar.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. All statements regarding our expected financial position, business and financing plans are forward- looking statements. Except for historical information, matters discussed in this press release are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: economic conditions generally and the real estate market specifically; supply and demand for hotel rooms in our current and proposed market areas; other factors that may influence the travel industry, including health, safety and economic factors; competition; the level of proceeds from asset

MeriStar set Record Date

sales; cash flow generally, including the availability of capital generally, cash available for capital expenditures, and our ability to refinance debt; the effects of threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions, including new laws and regulations and particularly changes to laws governing the taxation of real estate investment trusts; weather conditions generally and natural disasters; rising insurance premiums; rising interest rates; and changes in U.S. generally accepted accounting principles, policies and guidelines applicable to real estate investment trusts. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release or incorporated by reference herein. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

This communication is being made in respect of the proposed merger transaction involving MeriStar and affiliates of The Blackstone Group. In connection with the proposed transaction, MeriStar will file a definitive proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, shareholders are urged to read the definitive proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.

The definitive proxy statement will be mailed to MeriStar shareholders. In addition, the definitive proxy statement and other documents will be available free of charge at the Securities and Exchange Commission’s Internet website, www.sec.gov. When available, the definitive proxy statement and other pertinent documents also may be obtained for free at MeriStar’s website, www.meristar.com, or by contacting Kevin Welch, Senior Vice President and Treasurer, MeriStar Hospitality, telephone (301) 581-5926.

MeriStar and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding MeriStar’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed transactions, when it becomes available.